UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 4, 2021

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

Effective June 4, 2021, Kenneth H. Givens, Chief Financial Officer of River Financial Corporation (the “Company”) retired from the position of Chief Financial Officer.  The Board thanks Mr. Givens for his many years of service and leadership.  On April 21, 2021, the board of directors of the Company appointed Jason B. Davis, CPA, previously Vice President/Controller of the Company, as Executive Vice President and Chief Financial Officer effective upon Mr. Givens’ retirement.

Mr. Davis, age 43, is a graduate of Auburn University where he received a Bachelor of Science in Business Administration in Accounting and a Master of Accountancy degree.  Mr. Davis began a career in public accounting in 2001 with Jackson Thornton & Company and became a Certified Public Accountant in 2002.   Mr. Davis worked with Jackson Thornton & Company for fifteen years where he specialized in financial institutions.  Mr. Davis was also the Valedictorian of the Alabama Banking School class of 2014.  Mr. Davis joined River Bank & Trust as Controller in 2017 and has worked closely with Mr. Givens since that time in preparing for the transition to Executive Vice President and Chief Financial Officer upon Mr. Givens’ retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: June 7, 2021	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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